UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2010

Veramark Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13898	16-1192368
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3750 Monroe Ave, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-381-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2010, Veramark Technologies, Inc. (the "Registrant") entered into a lease agreement (the "Lease") with Eagles Landing 1 LLC, (the "Landlord"), for the lease of approximately 22,878 square feet of office space at the Eagles Landing Business Park located at 1565 Jefferson Road, Building 1, Suite 120, in the town of Henrietta, New York. A brief description of the material terms of the Lease are described below in Item 2.03, Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, and are hereby incorporated by reference in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01 of this Current Report on Form 8-K, on May 10, 2010, the Registrant entered into the Lease with the Landlord. The material terms of the Lease are set forth below.

The initial term covered by the Lease is November 1, 2010 through March 31, 2018, an initial term of seven (7) years and five (5) months.

The Lease includes two (2) options to extend the initial term for an additional five (5) years each. Base rent for the initial option shall be $264,241 annually, and $275,680 annually for the second option to extend.

Lease obligation by calendar year is as follows:
2010 $0
2011 $174,159
2012 $232,212
2013 $232,212
2014 $244,227
2015 $248,232
2016 $251,661
2017 $252,804
2018 $63,201
Total Lease Obligation is $1,698,708

The foregoing is only a brief description of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Lease that will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veramark Technologies, Inc.

May 14, 2010	By:	/s/ Ronald C. Lundy

Name: Ronald C. Lundy
Title: Vice President of Finance and CFO